Exhibit 99.1

LIMITED BRANDS REPORTS 19% INCREASE IN THIRD QUARTER 2013 EARNINGS PER SHARE

- PROVIDES FOURTH QUARTER AND UPDATES FULL
YEAR 2013 EARNINGS GUIDANCE -

Columbus, Ohio, Nov. 20, 2013 - Limited Brands, Inc. (now known as L Brands, Inc.) (NYSE: LTD) today reported 2013 third quarter results and increased its 2013 full-year earnings guidance.

Third Quarter Results
Earnings per share for the third quarter ended Nov. 2, 2013 increased 19% to $0.31 compared to adjusted earnings per share of $0.26 for the third quarter ended Oct. 27, 2012.

Third quarter operating income was $211.0 million compared to adjusted operating income of $197.4 million last year, and net income was $92.0 million compared to adjusted net income of $75.6 million last year. Adjusted results in 2012 exclude certain significant items as detailed below:

•	In 2012 (totaling to a charge of $0.01 per share):

◦	A pre-tax charge of $10.4 million, or $0.04 per share, related to La Senza store closures; and

◦	A pre-tax gain of $12.7 million, or $0.03 per share, from cash distributions related to the company’s Easton investments.

Including the significant items above, reported 2012 third quarter earnings per share were $0.25; operating income was $186.9 million; and net income was $73.4 million.

The company reported net sales of $2.171 billion for the third quarter ended Nov. 2, 2013, an increase of 6 percent compared to net sales of $2.050 billion for the third quarter ended Oct. 27, 2012. The company reported a comparable store sales increase of 3 percent for the 13 weeks ended Nov. 2, 2013, compared to the 13 weeks ended Nov. 3, 2012.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2013 Outlook
The company stated that it expects fourth quarter earnings of $1.67 to $1.82 per share. For 2013, the company expects earnings per share of $3.07 to $3.22. The fourth quarter projection includes incremental interest expense of approximately $0.02 per share related to the $500 million notes issued in October, which was not included in the company’s previous forecast.

Earnings Call Information
Limited Brands will conduct its third quarter earnings call at 9 a.m. Eastern time on Thursday, Nov. 21. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional third quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,655 specialty stores in the United States and its brands are sold in about 800 company-operated and franchised additional locations world-wide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	the disruption of production or distribution by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2012 Annual Report on Form 10-K.

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED NOVEMBER 2, 2013 AND OCTOBER 27, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012
Net Sales	$2,171,087	$2,050,189
Cost of Goods Sold, Buying & Occupancy	(1,314,378)	(1,225,063)
Gross Profit	856,709	825,126
General, Administrative and Store Operating Expenses	(645,683)	(638,178)
Operating Income	211,026	186,948
Interest Expense	(76,840)	(77,155)
Other Income	7,238	17,603

Income Before Income Taxes	141,424	127,396
Provision for Income Taxes	49,440	54,036

Net Income	$91,984	$73,360

Net Income Per Diluted Share	$0.31	$0.25

Weighted Average Shares Outstanding	296,544	294,386

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED NOVEMBER 2, 2013 AND OCTOBER 27, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012

	Reported	Reported	Adjustments	Adjusted
Net Sales	$2,171,087	$2,050,189	$—	$2,050,189
Cost of Goods Sold, Buying & Occupancy	(1,314,378)	(1,225,063)	10,437	(1,214,626)
Gross Profit	856,709	825,126	10,437	835,563
General, Administrative and Store Operating Expenses	(645,683)	(638,178)	—	(638,178)
Operating Income	211,026	186,948	10,437	197,385
Interest Expense	(76,840)	(77,155)	—	(77,155)
Other Income	7,238	17,603	(12,745)	4,858

Income Before Income Taxes	141,424	127,396	(2,308)	125,088
Provision for Income Taxes	49,440	54,036	(4,588)	49,448

Net Income	$91,984	$73,360	$2,280	$75,640

Net Income Per Diluted Share	$0.31	$0.25		$0.26

Weighted Average Shares Outstanding	296,544	294,386		294,386

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY NINE WEEKS ENDED NOVEMBER 2, 2013 AND OCTOBER 27, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012
Net Sales	$6,954,997	$6,603,068
Cost of Goods Sold, Buying & Occupancy	(4,168,252)	(3,933,506)
Gross Profit	2,786,745	2,669,562
General, Administrative and Store Operating Expenses	(1,906,733)	(1,884,050)
Operating Income	880,012	785,512
Interest Expense	(232,181)	(234,473)
Other Income	11,243	19,041

Income Before Income Taxes	659,074	570,080
Provision for Income Taxes	245,674	228,513

Net Income	$413,400	$341,567

Net Income Per Diluted Share	$1.40	$1.15

Weighted Average Shares Outstanding	295,734	297,218

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY NINE WEEKS ENDED NOVEMBER 2, 2013 AND OCTOBER 27, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012

	Reported	Reported	Adjustments	Adjusted
Net Sales	$6,954,997	$6,603,068	$—	$6,603,068
Cost of Goods Sold, Buying & Occupancy	(4,168,252)	(3,933,506)	13,237	(3,920,269)
Gross Profit	2,786,745	2,669,562	13,237	2,682,799
General, Administrative and Store Operating Expenses	(1,906,733)	(1,884,050)	800	(1,883,250)
Operating Income	880,012	785,512	14,037	799,549
Interest Expense	(232,181)	(234,473)	—	(234,473)
Other Income	11,243	19,041	(12,745)	6,296

Income Before Income Taxes	659,074	570,080	1,292	571,372
Provision for Income Taxes	245,674	228,513	(4,588)	223,925

Net Income	$413,400	$341,567	$5,880	$347,447

Net Income Per Diluted Share	$1.40	$1.15		$1.17

Weighted Average Shares Outstanding	295,734	297,218		297,218

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2013

In both the first, second and third quarter of 2013, there were no adjustments to results.

Fiscal 2012
In the third quarter of 2012, adjusted results exclude the following:

•	$10.4 million ($10.4 million net of tax) of store closure costs at La Senza.

•	A $12.7 million pre-tax gain ($8.2 million net of tax), included in other income, from $13.4 million of cash distributions related to the company's Easton investments.

In the second quarter of 2012, adjusted results exclude the following:

•	$3.6 million ($3.6 million net of tax) of store closure costs at La Senza.

In the first quarter of 2012, there were no adjustments to results.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K.